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                                                                       Exhibit 3


                             SAFEKEEPING AGREEMENT
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     AGREEMENT made this ______________ day of ________________, 1970 by and between New England Life Variable Annuity Fund I (the "Fund"), a separate investment account established pursuant to Chapter 175 of the Massachusetts General Laws and a registered investment company under the Investment Company Act of 1940 (the "1940 Act") and New England Mutual Life Insurance Company, a Massachusetts corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the parties desire that the Fund shall, in accordance with the applicable provisions of and rules under the 1940 Act, maintain its securities and similar investments in its own custody and deposit such investments in the safekeeping of, or in a vault or other depository maintained by, the Company, whose functions and physical facilities are supervised by the Massachusetts Insurance Department; and

     WHEREAS, the parties wish to enter into an agreement under the terms of which the Fund shall designate the Company, and the latter shall act as Safekeeping Agent for the securities and similar investments of the Fund:

     NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

     1. The Fund, in accordance with a vote of its Board of Managers, hereby designates the Company as the Safekeeping Agent for the Fund's securities and similar
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investments pursuant to the 1940 Act and the rules and regulations of the
Securities and Exchange Commission thereunder.

     2.  As Safekeeping Agent, the Company shall:

         a. Accept and hold all securities and similar investments (hereinafter referred to as "property") of the Fund deposited with it and maintain such property in its safekeeping or in a vault or other depository maintained by it except for securities on loans which are collateralized to the extent of their full market value, or securities hypothecated, pledged, or placed in escrow for the account of the Fund in connection with a loan or other transaction authorized by specific resolution of its Board of Managers, or securities in transit in connection with the sale, exchange, redemption, maturity or conversion, exercise of warrants or rights, assents to changes in the terms of securities, or other transactions necessary or appropriate in the ordinary course of business relating to the management of securities;

         b. Receive and collect all income and principal payable, and receive and retain all securities or similar investments distributable as a dividend, in respect of property held for the account of the Fund, and conduct transactions incidental thereto, all in accordance with applicable instructions from the Fund or its agent;

         c. Deposit in the absence of other instructions, all monies received by or for the Fund in such checking account maintained by and in the name of the Fund as the Fund, or its agent, shall designate;

         d. Receive property being purchased by or for the Fund and make payment therefor for the account of the Fund pursuant to instructions from Fund or its agent;
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            e.  In general and in other instances, act and proceed with respect to the property held for the Fund in accordance with the instructions of the Fund or its agent, and in the absence of specific instructions, hold the property in safekeeping for the Fund.

     3. All property held by the Company for safekeeping hereunder shall be physically segregated at all times from other property of the Company and property held by the Company for others; and the same shall be in readily identifiable form in a separate depository box or section of a vault, and proper marking shall be maintained thereon or on the envelopes or like containers showing that the same is held for the account of the Fund.

     4(a). Except as hereinafter in this Section 4 provided or as otherwise provided by law, no person shall have access to the property deposited in accordance herewith other than such persons as are authorized by a resolution of the Board of Managers of the Fund. The Board of Managers of the Fund shall designate by resolution from time to time not more than five persons who shall be members of the Board of Managers, officers or responsible employees of the Fund authorized to have such access. Access shall be had only by two or more of such persons jointly, at least one of whom shall be an officer.

      (b). Access to such property shall be permitted to properly authorized officers and employees of the Company. Access shall also be permitted, jointly with any two of the aforementioned members of the Board of Managers, officers or employees of the Fund or with any such authorized officer or employee of the Company, to an independent public accountant for the purpose of any examination of the property deposited hereunder required by the rules and regulations of the Securities and Exchange Commission.
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     (c).   As of the date hereof, the vault of the Company in which the property of the Fund will be maintained is located in a portion of the Home Office space of the Company which is leased to and subleased back from the New England Merchants National Bank of Boston (the "Bank"), a national banking association organized under the laws of the United States, the functions and physical facilities of which are regulated by the Federal banking authorities. Under the procedures of the Company, which shall not be changed without the written consent of the Fund, access to the securities in the vault by officers and employees of the Company is limited to officers and employees of its Audit Administration and Treasury Administration who have been specifically authorized by or under authority of a vote of its Board of Directors, and at least two persons, one from each Administration, must be present before access can be obtained. Representatives of the Bank are not permitted to have access to the vault.

     (d). Such property shall at all times be subject to inspection by the Securities and Exchange Commission through its authorized employees or agents, and by authorized representatives of the Insurance Commissioners of the states in which the Company does business, accompanied unless otherwise directed by order of the Commission or the Insurance Commissioners, by one or more of the aforementioned authorized representatives of the Fund or of the Company.

     5. Each person, when depositing such property in or withdrawing property from the depository which the Company maintains in compliance with the terms of this Agreement, or when ordering the withdrawal or delivery of such property from the safekeeping of the Company, shall sign a notation in respect of such deposit, withdrawal or order which shall show (1) the date and time of the deposit, withdrawal or order, (2)
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the title and amount of the property deposited, withdrawn or ordered to be withdrawn, and an identification thereof by a certificate number or otherwise,
(3) the manner of acquisition of the property deposited, or the purpose for which it has been withdrawn or has been ordered to be withdrawn, and (4) if withdrawn and delivered to another person, the name of such person. A copy of such notation shall be transmitted by the Company to an officer or a member of the Board of Managers of the Fund, designated by the Board of Managers, who shall not be a person designated to have access to the property of the Fund held in safekeeping by the Company. Such notation shall be on serially-numbered forms and shall be preserved for at least one year.

     6. Such property shall be verified by complete examination of an independent public accountant retained by the Fund at least three times during each fiscal year, at least two of which times shall be chosen by said accountant without prior notice to the Fund. A certificate of such accountant, stating that he has made an examination of the property and describing the nature and extent of the examination shall be transmitted to the Securities and Exchange Commission by the accountant promptly after such examination.

     7. The Company shall not be entitled to receive any separate compensation for its services performed hereunder, it being understood for this purpose that said services are part of the services for which the Company shall receive the compensation provided for by the Administrative Agreement between the Company and the Fund dated the date hereof.

     8. This Agreement may be terminated upon thirty (30) days' notice in writing by either party to the other. It may be amended or supplemented in writing by mutual
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agreement of the parties, provided the same shall not be in violation of any law or regulation including those administered by the Securities and Exchange Commission and the state Insurance Commissioners.

     IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

                                NEW ENGLAND LIFE VARIABLE ANNUITY FUND I

                                By
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                                NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY

                                By
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